Exhibit 99.1

Volt Information Sciences, Inc. Reports Fourth Quarter

and Fiscal 2020 Financial Results

Reports Highest Quarterly Adjusted EBITDA in Four Years

Expect Continued Improvement in Profitability for 2021

Orange, CA, January 13, 2021 -- (BUSINESS WIRE) -- Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VOLT) a global provider of staffing services, today announced financial results for the fourth quarter and year ended November 1, 2020.

Fourth Quarter Results

•	Revenue of $211.1 million, compared to $258.4 million in the fourth quarter of fiscal 2019, which included $18.9 million related to the extra fiscal week in fiscal 2019; Adjusted Revenue decreased 11.0%.
•	Gross margin was 16.2%, compared to 16.6% in the prior-year quarter.
•	GAAP operating loss for the quarter was ($11.5) million, compared to operating income of $933,000 in the prior-year quarter; Adjusted Operating Income, excluding impairment and restructuring charges, improved by $1.1 million year over year to $3.5 million.
•	GAAP EPS loss of ($0.58) per share; Adjusted EPS of $0.11 per diluted share, which excludes $15.0 million of impairment and restructuring costs.
•	Adjusted EBITDA increased $1.1 million year over year to $5.9 million.

Fiscal 2020 Results

•	Revenue of $822.1 million, compared to $997.1 million in fiscal 2019 which included $18.9 million related to the extra fiscal week in fiscal 2019; Adjusted Revenue decreased 13.4%.
•	Gross margin improved 30 basis points year over year to 15.6%.
•	GAAP operating loss of ($29.4) million compared to ($9.8) million in fiscal 2019; Adjusted Operating Loss, excluding impairment and restructuring charges, was ($9.8) million in fiscal 2020 compared with ($5.1) million in fiscal 2019.
•	GAAP EPS loss of ($1.56) per share; Adjusted EPS of ($0.65) per share, excluding $19.6 million of impairment and restructuring costs.
•	Adjusted EBITDA was ($98,000) compared to $1.0 million in the prior year.

* Adjusted Revenue, Adjusted Operating Income (Loss), Adjusted EBITDA and Adjusted EPS are Non-GAAP measures described and defined below.

“Against the backdrop of the most challenging period in our company’s 70-year history, I could not be more proud of the resiliency shown by every Volt colleague across our organization,” said Linda Perneau, President and Chief Executive Officer. “The disruption caused by COVID-19 forced us to think and work differently while ensuring we were able to provide a consistent level of world-class service to our clients, many of whom are essential businesses. At the same time, we successfully expanded our relationships with existing customers and secured new business. These efforts are reflected in the sequential improvement in Adjusted Revenue we recorded during the second half of fiscal 2020. In addition, our fourth quarter Adjusted EBITDA was our best quarter in four years.”

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Fourth Quarter Results

North American Staffing revenue for the quarter was $178.6 million as compared to $216.6 million for the fourth quarter of fiscal 2019. Adjusted Revenue, which is a non-GAAP measure, for this segment decreased approximately 9.4 percent year over year. The decrease is primarily attributable to continued workforce adjustments related to COVID-19, partially offset by business wins with new clients and expansion of business within existing clients.

International Staffing revenue for the quarter was $23.0 million, compared to $30.6 million in the prior-year quarter. Adjusted Revenue decreased 22.0 percent year over year. The decrease is primarily due to lower results within the U.K. business.

North American MSP revenue for the fourth quarter was $9.4 million, compared to $11.7 million in the prior-year quarter. Adjusted Revenue for this segment in the prior year was $10.8 million. The decrease is primarily attributable to workforce adjustments at clients related to COVID-19 for managed service programs and payroll services.

Gross margin for the quarter was 16.2 percent of revenue, a 40 basis-point decrease from the fourth quarter of fiscal 2019. The exclusion of last year’s extra operating week had no meaningful impact to gross margin. The decrease is primarily attributable to the revenue mix shift towards payroll services within North American MSP.

SG&A expense for the fourth quarter was $30.7 million. Excluding the fourteenth week and a business exited during the prior-year quarter, SG&A expense decreased by $6.5 million, or 17.5 percent on a year-over-year basis. The reduction is primarily attributable to lower salary expense and related taxes and reduced professional fees.

Adjusted EBITDA, which is a non-GAAP measure, was $5.9 million for the fourth quarter of fiscal 2020, compared to $4.8 million in the prior-year quarter.

Fiscal 2020 Results

North American Staffing revenue for the year was $689.1 million as compared to $830.9 million for fiscal 2019. Adjusted Revenue for this segment decreased approximately 13.9 percent. The decrease is primarily attributable to significant workforce adjustments related to COVID-19, partially offset by business wins with new and existing clients. Operating Income for the year was $14.3 million compared to $18.0 million for fiscal 2019. Adjusted Operating Income for this segment, excluding impairment and restructuring charges, which is a non-GAAP measure, was $17.1 million compared to $17.9 million in the prior year.

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International Staffing revenue for fiscal 2020 was $95.3 million compared to $114.4 million. Adjusted Revenue in the International Staffing segment in fiscal 2020 decreased 15.1 percent. Operating Income for the year was $1.4 million compared to $2.9 million from fiscal 2019. Adjusted Operating Income for this segment was $1.4 million, compared to $2.7 million in fiscal 2019.

North American MSP revenue decreased 2.8 percent from the prior year, to $37.9 million. Adjusted Revenue for the segment decreased 1.4 percent year over year. Operating Income for the year was $3.1 million compared to $5.0 million in the prior year. Adjusted Operating Income for this segment was $3.1 million compared to $4.8 million in fiscal 2019.

Gross margin for fiscal 2020 increased by 30 basis points to 15.6 percent of revenue. The increase is primarily attributable to a revenue mix shift towards higher-margin business, particularly in the North American Staffing segment.

SG&A expense for fiscal 2020 was $137.7 million. Excluding the expense associated with the 53rd operating week and business exited, adjusted SG&A expense decreased by $16.2 million, or 10.5 percent on a year-over-year basis. The decrease is attributable to the Company’s strategic approach to optimize resources and response to COVID-19, including reduced salary expense, professional fees, travel expense and facility costs.

Adjusted EBITDA for fiscal 2020 was ($98,000), compared to $1.0 million in the prior year.

“Although we were presented with many challenges in fiscal 2020, our recent results indicate our strategies are working. Our improved sales strategy and disciplined pricing approach were pivotal in our ability to weather this extended period of uncertainty,” commented Ms. Perneau. “Through the maturation of our sales strategy coupled with our disciplined pricing approach and streamlined operations, we are confident we will continue to see improvement in profitability for the full-year of fiscal 2021.”

2020 Earnings Conference Call and Webcast

Volt Information Sciences, Inc. will conduct a conference call on Wednesday, January 13, 2021, at 5:00 p.m. Eastern Time, to review the financial results for the fourth quarter and fiscal year ended November 1, 2020. A presentation supplementing the call can be accessed through the Investor relations portion of the website. Investors interested in participating on the live call can dial 1-877-407-9039 within the U.S. or 1-201-689-8470 from abroad. The conference call, which may include forward-looking statements, is also being webcast and will be available via the investor relations section of the Company’s website at www.volt.com. A replay of the webcast will be archived on Volt’s investor relations website for 90 days.

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Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks. Such risks include, among others, general economic, competitive and other business conditions (including the potential impact of the strain of coronavirus known as COVID-19 on our operations as well as the operations of our customers), the degree and timing of customer utilization and renewal rate for contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in the “Risk Factors” and other sections of the Company reports filed with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, including Adjusted Revenue, Adjusted Operating Income (Loss), Adjusted EBITDA and Adjusted EPS, which include adjustments to our GAAP financial results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures, including on a constant currency basis and eliminating (a) the impact of businesses sold or exited, (b) the extra operating week in the fourth quarter of fiscal 2019 and (c) special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold or exited that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses which the Company does not consider indicative of the current and future period performance and are more fully disclosed in the tables.

Adjusted Revenue is defined as revenue excluding businesses exited, the effect of foreign currency translation and the extra operating week in the fourth quarter of fiscal 2019. The Company has also migrated certain clients from a traditional staffing model to a managed service model, resulting in the Company now managing a greater percentage of such clients’ business under its North American MSP.  This shift provides increased opportunity for the Company with the relevant clients. However, due to the structure of MSP arrangements, revenue is recognized on a net basis, thereby reducing revenues on a comparative period basis. Beginning in the first quarter of 2020, the Company includes such delivery model shifts within the Adjusted Revenue measurement, as it provides a more comparable basis for evaluating performance results from period to period and reflects the method used by management to evaluate performance. A reconciliation is shown in the tables at the end of this press release.

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Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

Adjusted Operating Income (Loss) is defined as operating income (loss) excluding businesses exited and the extra operating week in the fourth quarter of fiscal 2019.

The Company believes the presentation of Adjusted Operating Income (Loss) is relevant and useful for investors because it provides a more comparable basis to evaluate performance results and analyze trends from period to period in a manner similar to the method used by management.

Adjusted EPS is defined as earnings per share excluding impairment and restructuring charges. The Company believes that the presentation of Adjusted EPS is useful for investors since it removes certain special items which the Company does not consider indicative of the current and future period performance.

The Company’s computation of Adjusted Revenue, Adjusted EBITDA, Adjusted Operating Income (Loss) and Adjusted EPS may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com

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Investor Relations Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Joe Noyons
Three Part Advisors
jnoyons@threepa.com

817-778-8424

Financial Tables Follow

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Results of Operations
(in thousands, except per share data)
	Three Months Ended			Year Ended
	November 1, 2020	August 2, 2020	November 3, 2019	November 1, 2020	November 3, 2019

Net revenue	$211,073	$185,941	$258,408	$822,055	$997,090
Cost of services	176,844	155,983	215,449	694,204	844,527
Gross margin	34,229	29,958	42,959	127,851	152,563

Selling, administrative and other operating costs	30,735	31,245	39,908	137,666	157,052
Restructuring and severance costs	438	546	1,856	2,641	4,656
Impairment charges	14,518	2,384	262	16,913	688
Operating income (loss)	(11,462)	(4,217)	933	(29,369)	(9,833)

Interest income (expense), net	(431)	(467)	(723)	(2,219)	(2,882)
Foreign exchange gain (loss), net	(62)	571	(360)	(85)	(612)
Other income (expense), net	(291)	(168)	(292)	(869)	(881)
Loss before income taxes	(12,246)	(4,281)	(442)	(32,542)	(14,208)
Income tax provision	271	556	307	1,045	978
Net loss	$(12,517)	$(4,837)	$(749)	$(33,587)	$(15,186)

Per share data:
Basic:
Net loss	$(0.58)	$(0.22)	$(0.04)	$(1.56)	$(0.72)
Weighted average number of shares	21,607	21,589	21,157	21,507	21,119

Diluted:
Net loss	$(0.58)	$(0.22)	$(0.04)	$(1.56)	$(0.72)
Weighted average number of shares	21,607	21,589	21,157	21,507	21,119

Segment data:

Net revenue:
North American Staffing	$178,603	$154,711	$216,587	$689,095	$830,947
International Staffing	23,033	21,749	30,574	95,308	114,377
North American MSP	9,365	9,436	11,659	37,915	39,010
Corporate and Other	135	149	187	674	15,320
Eliminations	(63)	(104)	(599)	(937)	(2,564)
Net revenue	$211,073	$185,941	$258,408	$822,055	$997,090

Operating income (loss):
North American Staffing	$8,956	$2,691	$7,167	$14,322	$17,963
International Staffing	278	551	1,619	1,399	2,893
North American MSP	885	944	1,838	3,074	5,023
Corporate and Other	(21,581)	(8,403)	(9,691)	(48,164)	(35,712)
Operating income (loss)	$(11,462)	$(4,217)	$933	$(29,369)	$(9,833)

Work days	64	63	69	251	256

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Condensed Consolidated Statements of Cash Flows
(in thousands)
	Year Ended
	November 1, 2020	November 3, 2019

Cash, cash equivalents and restricted cash beginning of the period	$38,444	$36,544

Cash provided by (used in) all other operating activities	964	(8,797)
Changes in operating assets and liabilities	17,190	16,165
Net cash provided by operating activities	18,154	7,368

Purchases of property, equipment, and software	(5,268)	(9,053)
Net cash provided by all other investing activities	639	211
Net cash used in investing activities	(4,629)	(8,842)

Net draw-down of borrowings	5,000	5,000
Debt issuance costs	(343)	(783)
Net cash used in all other financing activities	(77)	(318)
Net cash provided by financing activities	4,580	3,899

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(116)	(525)

Net increase in cash, cash equivalents and restricted cash	17,989	1,900

Cash, cash equivalents and restricted cash end of the period	$56,433	$38,444

Cash paid during the period:
Interest	$2,297	$3,156
Income taxes	$1,979	$1,194

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$38,550	$28,672
Restricted cash included in Restricted cash and short term investments	17,883	9,772
Cash, cash equivalents and restricted cash, at end of period	$56,433	$38,444

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Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	November 1, 2020	November 3, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,550	$28,672
Restricted cash and short-term investments	20,736	12,794
Trade accounts receivable, net of allowances of $219 and $117, respectively	121,916	135,950
Other current assets	7,058	7,252
TOTAL CURRENT ASSETS	188,260	184,668
Property, equipment and software, net	22,167	25,890
Right of use assets - operating leases	25,107	—
Other assets, excluding current portion	6,311	7,446
TOTAL ASSETS	$241,845	$218,004

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$18,357	$21,507
Accounts payable	31,221	36,341
Accrued taxes other than income taxes	12,983	11,244
Accrued insurance and other	15,908	24,654
Operating lease liabilities	7,144	—
Income taxes payable	891	1,570
TOTAL CURRENT LIABILITIES	86,504	95,316
Accrued payroll taxes and other, excluding current portion	29,988	12,029
Operating lease liabilities, excluding current portion	38,232	—
Deferred gain on sale of real estate, excluding current portion	—	20,270
Income taxes payable, excluding current portion	90	289
Deferred income taxes	3	17
Long-term debt	59,154	53,894
TOTAL LIABILITIES	213,971	181,815

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	—	—
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding 21,729,400 and 21,367,821 shares, respectively	2,374	2,374
Paid-in capital	79,937	77,688
Accumulated deficit	(29,793)	(10,917)
Accumulated other comprehensive loss	(6,458)	(6,801)
Treasury stock, at cost; 2,008,603 and 2,370,182 shares, respectively	(18,186)	(26,155)
TOTAL STOCKHOLDERS' EQUITY	27,874	36,189
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$241,845	$218,004

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	November 1, 2020		November 3, 2019
Reconciliation of GAAP net loss to Non-GAAP net income:
GAAP net loss	$(12,517)		$(749)
Selling, administrative and other operating costs	—		(486	)(c)
Restructuring and severance costs	438	(a)	1,856	(d)
Impairment costs	14,518	(b)	262
Non-GAAP net income	$2,439		$883

	Three Months Ended
	November 1, 2020		November 3, 2019
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(12,517)		$(749)
Selling, administrative and other operating costs	—		(486	)(c)
Restructuring and severance costs	438	(a)	1,856	(d)
Impairment costs	14,518	(b)	262
Depreciation and amortization	2,097		1,828
Share-based compensation expense	303		413
Total other (income) expense, net	784		1,375
Provision for income taxes	271		307
Adjusted EBITDA	$5,894		$4,806

Special item adjustments consist of the following:
(a)	Relates to actions taken by the Company as part of its continued efforts to reduce costs and to offset COVID-19 related revenue losses.

(b)	Relates to consolidating and exiting certain leased office locations throughout North America where we could be fully operational and successfully support our clients and business operations remotely.

(c)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.

(d)	Relates to continued efforts to reduce costs, change in executive management and the exit of customer care solutions business.

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Year Ended
	November 1, 2020		November 3, 2019
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(33,587)		$(15,186)
Selling, administrative and other operating costs	—		(1,944	)(c)
Restructuring and severance costs	2,641	(a)	4,656	(d)
Impairment costs	16,913	(b)	688	(e)
Non-GAAP net loss	$(14,033)		$(11,786)

	Year Ended
	November 1, 2020		November 3, 2019
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(33,587)		$(15,186)
Selling, administrative and other operating costs	—		(1,944	)(c)
Restructuring and severance costs	2,641	(a)	4,656	(d)
Impairment costs	16,913	(b)	688	(e)
Depreciation and amortization	7,981		6,955
Share-based compensation expense	1,736		499
Total other (income) expense, net	3,173		4,375
Provision for income taxes	1,045		978
Adjusted EBITDA	$(98)		$1,021

Special item adjustments consist of the following:
(a)	Primarily relates to the strategic initiative costs to offshore a significant number of identified roles to our staffing operations in India as well as continued efforts to reduce costs and to offset COVID-19 related revenue losses.

(b)	Primarily relates to consolidating and exiting certain leased office locations throughout North America where we could be fully operational and successfully support our clients and business operations remotely.

(c)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.

(d)	Relates to continued efforts to reduce costs, change in executive management and the exit of customer care solutions business.

(e)	Primarily relates to the exit of customer care solutions business and the impairment of previously purchased software.

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended November 1, 2020	Three Months Ended November 3, 2019
	As Reported	As Reported	FX Impact	Business Exited	14th Week	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$178,603	$216,587	$—	$—	$(15,770)	$(3,591)	$197,226
International Staffing	23,033	30,574	1,175	—	(2,214)	—	29,535
North American MSP	9,365	11,659	—	—	(910)	89	10,838
Corporate and Other	135	187	—	—	(11)	—	176
Eliminations	(63)	(599)	—	—	43	—	(556)
Total Revenue	$211,073	$258,408	$1,175	$—	$(18,862)	$(3,502)	$237,219
% change							-11.0%

	Year Ended November 1, 2020	Year Ended November 3, 2019
	As Reported	As Reported	FX Impact	Business Exited	53rd Week	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$689,095	$830,947	$—	$(692)	$(15,770)	$(14,426)	$800,059
International Staffing	95,308	114,377	78	—	(2,214)	—	112,241
North American MSP	37,915	39,010	—	—	(910)	363	38,463
Corporate and Other	674	15,320	—	(14,593)	(11)	—	716
Eliminations	(937)	(2,564)	—	692	43	—	(1,829)
Total Revenue	$822,055	$997,090	$78	$(14,593)	$(18,862)	$(14,063)	$949,650
% change							-13.4%

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended November 1, 2020	Three Months Ended November 3, 2019
	As Reported	As Reported	Business Exited	14th Week	Adjusted
Operating Income (Loss)
North American Staffing	$8,956	$7,167	$—	$(759)	$6,408
International Staffing	278	1,619	—	(220)	1,399
North American MSP	885	1,838	—	(224)	1,614
Corporate and Other	(21,581)	(9,691)	437	502	(8,752)
Total Operating Income (Loss)	$(11,462)	$933	$437	$(701)	$669

	Year Ended November 1, 2020	Year Ended November 3, 2019
	As Reported	As Reported	Business Exited	53rd Week	Adjusted
Operating Income (Loss)
North American Staffing	$14,322	$17,963	$—	$(759)	$17,204
International Staffing	1,399	2,893	19	(220)	2,692
North American MSP	3,074	5,023	—	(224)	4,799
Corporate and Other	(48,164)	(35,712)	2,462	502	(32,748)
Total Operating Income (Loss)	$(29,369)	$(9,833)	$2,481	$(701)	$(8,053)

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended November 1, 2020	Three Months Ended November 3, 2019
	As Reported	As Reported	Business Exited	14th Week	Adjusted
Operating Income (Loss)
Gross Margin	$34,229	$42,959	$—	$(3,311)	$39,648
Selling, administrative and other operating costs	30,735	39,908	(34)	(2,610)	37,264
Restructuring and severance costs	438	1,856	(403)	—	1,453
Impairment charges	14,518	262	—	—	262
Total Operating income (Loss)	$(11,462)	$933	$(437)	$(701)	$669

	Year Ended November 1, 2020	Year Ended November 3, 2019
	As Reported	As Reported	Business Exited	53rd Week	Adjusted
Operating Income (Loss)
Gross Margin	$127,851	$152,563	$(523)	$(3,311)	$148,729
Selling, administrative and other operating costs	137,666	157,052	(569)	(2,610)	153,873
Restructuring and severance costs	2,641	4,656	(2,087)	—	2,569
Impairment charges	16,913	688	(348)	—	340
Total Operating Income (Loss)	$(29,369)	$(9,833)	$2,481	$(701)	$(8,053)
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GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended November 1, 2020
	As Reported	Restructuring and Impairment Costs	Adjusted
Earnings per Share
Net Income (Loss)	$(12,517)	14,956	$2,439

Per share data:
Basic:
Net loss	$(0.58)		$0.11
Weighted average number of shares	21,607		21,607

Diluted
Net loss	$(0.58)		$0.11
Weighted average number of shares	21,607		21,950

	Year Ended November 1, 2020
	As Reported	Restructuring and Impairment Costs	Adjusted
Earnings per Share
Net Income (Loss)	$(33,587)	19,554	$(14,033)

Per share data:
Basic:
Net loss	$(1.56)		$(0.65)
Weighted average number of shares	21,507		21,507

Diluted
Net loss	$(1.56)		$(0.65)
Weighted average number of shares	21,507		21,507

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